Exhibit 10.3

AMENDMENT TO

EMPLOYMENT AGREEMENT

This Amendment (the “Amendment”) to the Employment Agreement dated as of March 23, 2017 (the “Agreement”), between XENETIC BIOSCIENCES, INC., a Nevada corporation (the “Company”), and JAMES F. PARSLOW (the “Executive”) is dated as of June 18, 2024 (the “Execution Date”), and effective as of May 16, 2024 (the “Amendment Effective Date”). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

The Company and Executive desire to enter into this Amendment to the Agreement and hereby agree to the following as of the Amendment Effective Date:

1.	Section 2(a) of the Agreement is hereby amended by adding the following immediately following the last sentence:

“Effective as of the Amendment Effective Date, the Executive (i) shall serve as Interim Chief Executive Officer, on an interim basis, and shall continue to serve as the Chief Financial Officer of the Company, with responsibilities, duties and authority customary for each of such positions, subject to direction by the Company’s Board of Directors (“Board”), and (ii) shall report directly to the Board; provided, however, that in the event that the Executive is not selected by the Board to be the Chief Executive Officer following the interim period, the Executive shall continue to serve as Chief Financial Officer with responsibilities, duties and authority customary for such position, subject to the direction by the Company’s Chief Executive Officer and shall report directly to the Chief Executive Officer.”

2.	Section 3(a) of the Agreement is hereby amended by replacing the Base Salary referenced therein with “$400,000”, which change was effective as of the Amendment Effective Date.

3.	A new Section 3(f) is hereby added to the Agreement as follows:

“(f) Retention Bonus. Executive will be eligible to receive a retention bonus (the “Retention Bonus”) totaling $100,000, less payroll deductions and all required withholdings, if Executive remains employed with the Company on the ten month anniversary of the Amendment Effective Date, or March 16, 2025 (the “Retention Bonus Date”); provided, that in the event the Company terminates Executive’s employment Without Cause prior to the Retention Bonus Date, Executive shall be entitled to receive the Retention Bonus. If earned, the Retention Bonus shall be paid in the next payroll period following the Retention Bonus Date in accordance with the customary payroll practices of the Company in effect at such time.”

4.	A new Section 5(c) is hereby added to the Agreement as follows:

“(c) Retention Option. The Company shall grant to Executive on the Execution Date a stock option to purchase 20,000 shares of common stock of the Company (the “Retention Option”) under the Amended and Restated Xenetic Biosciences, Inc. Equity Incentive Plan, as amended from time to time (the “Plan”) at an exercise price equal to the fair market value of the Company’s common stock on the grant date (i.e., the Execution Date). The Retention Option shall vest one-fourth on the grant date, one-fourth upon the first anniversary of the Execution Date, one-fourth upon the second anniversary of the Execution Date and one-fourth upon the third anniversary of the Execution Date, provided the Executive remains employed with the Company on the applicable vesting date. The Retention Option shall be evidenced in writing by, and subject to the terms and conditions of, the Plan, and, except as otherwise set forth herein, the Company’s standard form of stock option agreement, which agreement shall expire ten (10) years from the date of grant except as otherwise provided herein, in the stock option agreement or the Plan. Executive agrees that he will not loan or pledge any securities of the Company owned by him or which he may accrue in the future through Stock Options or other equity awards as collateral for any indebtedness.”

5.	The Executive acknowledges and agrees that the change in title described in Section 2(a) is on an interim basis and further acknowledges and agrees that any further changes to Executive’s title in the event the Executive is not chosen as the Company’s Chief Executive Officer after an interim period, and any related changes in duties and other actions of the Company, does not and shall not constitute “Good Reason” as defined in the Agreement.

6.	All other provisions of the Agreement not amended hereby shall remain in full force and effect.

[Signature pages follow]

1

IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the date and year first above written.

XENETIC BIOSCIENCES, INC.

By:	/s/ Adam Logal

Name:	Adam Logal

Title	Chairman of the Board of Directors

Accepted and Agreed to:

/s/ James F. Parslow
James F. Parslow

[Amendment to Employment Agreement]